Exhibit 10.1.2

Amendment #2 to 1992 Incentive Award Plan

Effective August 1, 2002 Section 4.01 of the Sport Chalet, Inc. Amended 1992 Incentive Award Plan was amended and restated to read in full as follows:

4.01 Maximum Number of Rights or Shares in the Aggregate. Subject to Sections 4.02 and 15.08 hereof, the maximum number of Rights and Shares which may become subject to Incentive Awards granted under the Plan shall be One Million Five Hundred Thousand (1,500,000)] in the aggregate of which One Hundred One Thousand (101,000) are reserved for the Automatic Option Grants to Non-employee Directors as set forth in Article IX.